Exhibit 99.1

IKON TO PRESENT AT THE CITIGROUP 13TH ANNUAL GLOBAL TECHNOLOGY CONFERENCE

FOR RELEASE: TUESDAY, AUGUST 29, 2006

MALVERN, Pa.— IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, announced today that Matthew J. Espe, IKON’s Chairman and Chief Executive Officer, will be speaking at the Citigroup 13th Annual Global Technology Conference on September 7, 2006 at the Hilton New York Hotel in New York City. The live webcast of the presentation is scheduled to begin at 8:40 a.m. EDT and end at 9:10 a.m. EDT. The webcast will be available on the Company’s Investor Relations homepage, which can be accessed at http://www.ikon.com by clicking on About IKON, on Investor Relations and then on Calendar & Presentations.

An audio replay of the presentation will be available on IKON’s website one hour after the live webcast. The replay will be accessible for approximately six months.

About IKON
IKON Office Solutions, Inc. (www.ikon.com), the world’s largest independent channel for copier, printer and MFP technologies, delivers integrated document management solutions and systems, enabling customers worldwide to improve document workflow and increase efficiency. IKON integrates best-in-class systems from leading manufacturers, such as Canon, Ricoh, Konica Minolta, EFI and HP, and document management software from companies like Captaris, Kofax and others, to deliver tailored, high-value solutions implemented and supported by its global services organization—IKON Enterprise Services. With fiscal year 2005 revenue of $4.4 billion, IKON has approximately 26,000 employees in over 400 locations throughout North America and Western Europe.

IKON Office Solutions® and IKON: Document Efficiency at Work® are trademarks of IKON Office Solutions West, Inc. All other trademarks are the property of their respective owners.

FIKN
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